UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2018

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida	1-5581	59-0778222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of principal executive offices, including zip code)

(305) 714-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2018 (the “Closing Date”), Watsco, Inc., a Florida corporation (the “Company”), Watsco Canada, Inc., a corporation organized under the laws of New Brunswick, Canada and a wholly owned subsidiary of the Company (“Watsco Canada”), and Carrier Enterprise Mexico, S. de R.L. de C.V., a corporation organized under the laws of Mexico and an 80% owned subsidiary of the Company (“Watsco Mexico” and, together with the Company and Watsco Canada, the “Borrowers”), entered into an unsecured, five-year $500,000,000 syndicated multicurrency credit agreement (the “New Credit Facility”) with six lenders (the “Lenders”), Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, and Branch Banking and Trust Company, U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Documentation Agents. The New Credit Facility has a seasonal component from October 1 to March 31 in which the borrowing capacity may be reduced from $500,000,000 to $400,000,000 at the discretion of the Company.

The New Credit Facility replaces in its entirety the Company’s prior $300,000,000 revolving credit facility, entered into as of April 27, 2012 (as amended, the “Prior Credit Facility”). On the Closing Date, the Borrowers borrowed approximately $54,700,000 under the New Credit Facility, the proceeds of which were used to repay outstanding borrowings, including accrued but unpaid interest thereon, under the Prior Credit Facility. Any additional borrowings under the New Credit Facility may be used for, among other things, funding seasonal working capital needs and other general corporate purposes, including acquisitions, dividends, capital expenditures, stock repurchases and issuances of letters of credit.

The terms of the New Credit Facility also provide for a $100,000,000 swingline subfacility, a $10,000,000 letter of credit subfacility, a $75,000,000 alternative currency borrowing sublimit and an $8,000,000 Mexican borrowing sublimit. As of the Closing Date, approximately $54,700,000 of borrowings were outstanding under the New Credit Facility.

Borrowings under the New Credit Facility accrue interest at different rates depending on the types of advances or loans the Borrowers select under the New Credit Facility. At the Borrower’s election, borrowings under the New Credit Facility bear interest either at LIBOR-based rates plus a spread which ranges from 87.5 to 150 basis-points (LIBOR plus 87.5 basis-points as of the Closing Date), depending upon the Company’s ratio of total debt to EBITDA, or on rates based on the highest of the Federal Funds Effective Rate plus 0.5%, the Prime Rate announced by the Administrative Agent or the Eurocurrency Rate plus 1.0%, in each case plus a spread which ranges from 0 to 50 basis-points (0 basis-points as of the Closing Date), depending upon the Company’s ratio of total debt to EBITDA. The Company pays a variable commitment fee on the unused portion of the commitment, ranging from 7.5 to 20 basis-points (7.5 basis-points as of the Closing Date).

The outstanding balance under the New Credit Facility may be prepaid at any time without premium or penalty. The New Credit Facility contains customary affirmative and negative covenants, including two financial covenants with respect to the Company’s consolidated leverage and interest coverage ratios, and other customary restrictions. Additionally, the New Credit

Facility contains customary events of default and remedies upon an event of default, including termination of the commitments of the Lenders and the acceleration of repayment of outstanding amounts under the New Credit Facility.

The Company’s performance and payment obligations under the New Credit Facility are guaranteed by substantially all of the Company’s wholly owned subsidiaries.

Certain of the lenders party to the New Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary fees and expenses.

The foregoing description of the New Credit Facility is only a summary and is qualified in its entirety by reference to the complete text of the New Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

On the Closing Date, in connection with entering into the New Credit Facility, the Company’s Prior Credit Facility was terminated. The Borrowers borrowed approximately $54,700,000 under the New Credit Facility, the proceeds of which were used to repay outstanding borrowings, including accrued but unpaid interest thereon, under the Prior Credit Facility. Additionally, under the terms of the New Credit Facility, a $1,221,741 letter of credit outstanding under the Prior Credit Facility will remain outstanding under the terms and conditions set forth at the time of its issuance and reduce the availability under the New Credit Facility.

The Company incurred no penalties in connection with the termination of the Prior Credit Facility. The material terms of the Prior Credit Facility are described in the Company’s 2017 Annual Report to Shareholders under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, filed with the Securities and Exchange Commission on March 1, 2018, and such description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth in Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 5, 2018, by and among Watsco, Inc., Watsco Canada, Inc. and Carrier Enterprise Mexico, S. de R.L. de C.V., as Borrowers, the Other Lenders From Time to Time Party Thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent and Branch Banking and Trust Company, U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: December 11, 2018	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer